UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-12.1
EX-23.1
EX-99.1

Item 8.01 Other Events.
     BioMed Realty Trust, Inc. (the “Company”) is re-issuing its historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”), and the accompanying selected financial data, to satisfy Securities and Exchange Commission requirements as they relate to the Company’s adoption and retrospective application of the following accounting pronouncements as of January 1, 2009: (1) Financial Accounting Standards Board (“FASB”) Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”); (2) Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”); and (3) FASB Staff Position Emerging Issues Tax Force Issue 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP 03-6-1”). The Company is also re-issuing the Management’s Discussion and Analysis of Financial Condition and Results of Operations that accompanied those consolidated financial statements.
     This Current Report on Form 8-K updates Items 6, 7 and 8 and Schedule III of the Company’s Form 10-K, including the financial statements therein, to reflect the application of FSP 14-1, SFAS 160, and FSP 03-6-1. The updated financial information is attached to this Current Report on Form 8-K as Exhibit 99.1. Except as expressly noted above, the information contained in this report has not been updated to reflect any developments since December 31, 2008.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

99.1	Updated financial information for the year ended December 31, 2008:

Item 6. Selected Financial Data;

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

Item 8. Financial Statements and Supplementary Data; and

Schedule III — Real Estate and Accumulated Depreciation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2009	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
	Name:	Kent Griffin
	Title:	President, Chief Operating Officer and Chief Financial Officer